Exhibit 10.12

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE OMITTED NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION.

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OPERATING AGREEMENT

MATTRESS DISCOUNTERS GROUP, LLC

December 1, 2008

THIS OPERATING AGREEMENT (this “Agreement” or “Operating Agreement”), dated as of December 1, 2008 (“Effective Date”) by and among the undersigned, who are Members of MATTRESS DISCOUNTERS GROUP, LLC, a Virginia limited liability company (the “Company”), provides as follows.

ARTICLE I

ADMINISTRATIVE MATTERS, DEFINITIONS

1.01 Introductory Statement of Intent. The Members are joining together to form the Company for the primary purpose of obtaining and operating the assets of a furniture retail operation. The Company and the Members, as set forth in Exhibit A, wish to enter into this Operating Agreement to set forth the terms and conditions under which the management, business, and financial affairs of the Company shall be conducted as of and subsequent to the Effective Date.

1.02 Term Length, Business and Purpose of the Company. The term of the Company shall be perpetual unless terminated in accordance with this Agreement. The business of the Company is to engage in any lawful business. The Company shall have all powers and rights of a limited liability company organized under the Act, to the extent such powers and rights are not proscribed by the Articles.

1.03 Definitions. All terms not defined in this document shall have the meaning in the Virginia Limited Liability Company Act, Va. Code § 13.1-1000, as amended and in force from time to time (“Act”).

(a)	“Articles” means the articles of organization of the Company, as amended and in force from time to time.

(b)	“Membership Interest,” “Economic Interest,” “Participation Interest”: A Membership Interest entails two broad rights: economic rights and the right to direct the affairs of the Company, limited as provided herein. More specifically, a Membership Interest means (i) the economic ownership interest in the Company and its capital, capital appreciation, and/or profits and the right to share in the profit and losses of the Company and to receive distributions of assets of the Company (the “Economic Interest”), and (ii) the Member’s limited rights to participate in the management and affairs of the Company and to vote on Company matters in the capacity of Member (the “Participation Interest”).

Each Member’s Membership Interest as of the Effective Date is as set forth in Exhibit A hereto, and is set forth as a Participation Interest Percentage, Economic Interest Percentage, and as discussed below, Loss Allocation Interest Percentage. The Membership Interest for any Member at any time shall be referenced by such

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Member’s Capital Account divided by the aggregate Capital Accounts. A Person may own an Economic Interest and not a Participation Interest (for example, if such Person was Expelled or resigns as a Member) in which case such Person is not a Member but rather a passive investor in the Company, with solely economic rights by way of an Economic Interest and no right to participate in the management and affairs of the Company or to vote on Company matters in the capacity of Member.

Further, “Economic Interest” is an umbrella term denoting or consisting of, as set forth herein, multiple varied yet equally significant financial attributes of economic ownership in the Company, including without limitation, rights to proportional distributions of Company income, rights to proportional distributions of proceeds of asset sales, tax loss allocations, etc. “Loss Allocation Interest” or “LAI” means the percentage allocation to a Member of Company losses or deductions for federal, state and local income tax purposes, as further described in Section 4.07. As of the Effective Date, the respective Loss Allocation Interest for each Member is as set forth in Exhibit A.

(c)	A “Member” is a Person who owns both an Economic Interest and a Participation Interest. A Person who owns solely an Economic Interest is not a Member and has no right to participate in the management and affairs of the Company or to vote on Company matters in the capacity of Member, but rather has solely economic rights as described above.

(d)	“Capital Account” means as of any given date the amount calculated and maintained by the Company for each Member as provided in Article IV hereof. It is the Company’s and Members’ intention to determine and maintain such Capital Accounts in accordance with the rules promulgated under the partnership tax provisions of the Internal Revenue Code, as amended, including without limitation those set forth in the Code of Federal Regulations, 26 CFR 1.704-1 (b)(2)(iv).

(e)	“Expulsion” of a Member means the same thing as when a Member resigns, namely, the former Member no longer has any right to participate in the management and affairs of the Company or to vote on Company matters in the capacity of Member. Subsequent to such Expulsion, the former Member shall continue to own an Economic Interest, but not a Participation Interest, and shall be a passive investor in the Company with solely economic rights.

(f)	A “Person” is an individual, proprietorship, trust, estate, personal representative, partnership, joint venture, association, company, corporation, limited liability company, or other entity.

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ARTICLE II

MEMBERS, ETC.

2.01 Names and Addresses of Members. The names of the initial Members are set forth in Exhibit A.

2.02 Company is a Manager-Managed LLC. The Company shall be managed by one or more Managers, as set forth in Article III and, accordingly, Members shall not be entitled to participate in the day-to-day affairs and management of the Company, but instead, the Members’ right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters provided in this Operating Agreement, as follows.

2.03 Actions Requiring Approval of Members.

(a)	Unanimous Matters. Notwithstanding any other provision of this Operating Agreement, and notwithstanding that the Company is Manager-Managed generally, the approval of one hundred percent (100%) of the then-issued and outstanding Participation Interest shall be necessary in order for any of the following actions to be taken on behalf of the Company (each, a “Unanimous Matter”):

(i)	Dissolving or Terminating the Company;

(ii)	Compromising or discharging any debt owed to the Company without receiving payment in full;

(iii)	Non-pro rata contributions to capital;

(iv)	Making or revoking tax elections;

(v)	Any other matter that under the express terms of this Operating Agreement is to be treated as a Unanimous Matter.

(b)	Majority Matters. Notwithstanding any other provision of this Operating Agreement, and notwithstanding that the Company is Manager-Managed generally, the approval of a majority of the then-issued and outstanding Participation Interest shall be necessary in order for any of the following actions to be taken on behalf of the Company (each, a “Majority Matter”):

(i)	Electing and removing Managers, with or without cause;

(ii)	Increasing and/or decreasing the number of Managers to constitute the Board of Managers;

(iii)	Merging with another entity;

(iv)	Selling, transferring, or subjecting to liens or other encumbrances, all or substantially all of the Company assets;

(v)	Admitting a new Member or investor (and determining such new Member’s initial capital contribution);

(vi)	Issuing new Membership Interests;

(vii)	Any other matter that under the express terms of this Operating Agreement is to be treated as a Majority Matter.

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2.04 Action by Members. In exercising their rights with respect to Unanimous Matters and Majority Matters, the Members shall act collectively through meetings and/or written consents.

2.05 Annual Meeting. The Members shall hold an annual meeting at such time as shall be determined by the Board of Managers for the purpose of the transaction of such business as may come properly before the meeting. One purpose of the annual meeting will be for the Members to elect or reaffirm a Manager or Managers as provided herein,

2.06 Action by Written Consent in lieu of Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a formal meeting and corresponding vote if one or more written consents, including by electronic mail, to such action are signed by the Members (or sent by electronic mail) who are entitled to vote on the matter set forth in the consents and who constitute the requisite Participation Interest of such Members necessary for adoption or approval of such matter on behalf of the Company. By way of example and not limitation, the Members holding the entirety of the Participation Interest may take action as to any matter specified in Section 2.03 (a) hereof by signing one or more written consents, or by sending an electronic mail, approving such action, without obtaining signed written consents from any other Members. Such consent or consents shall be filed with the minutes of the meetings of the Members. Action taken under this Section shall be effective when the requisite Members have signed the consent or consents, unless the consent or consents specify a different effective date.

ARTICLE III

MANAGER-MANAGED LLC, MANAGERS, OFFICERS

3.01 Power and Authority of Board of Managers. Except as expressly provided otherwise in this Operating Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, the Board of Managers. The powers so exercised by the Board of Managers shall be plenary, limited only by the Act, the Articles or this Operating Agreement.

3.02 Initial Managers. As of the Effective Date, the Members unanimously affirm the election of the Persons set forth in Exhibit B as Initial Managers on the Board of Managers (the “Initial Managers,” and in such capacity, each a “Manager”). The term of a Manager shall continue until a successor is duly elected, unless the Manager is sooner removed by or as a result of the earliest to occur of: (i) the affirmative vote of Members in accordance with Sections 2.03 and 3.03 hereof to remove the Manager; (ii) operation of law; (iii) an order or decree of any court of competent jurisdiction; (iv) voluntary resignation; or (v) in the case of a Manager who is also a Member, an Expulsion or withdrawal event with respect to the Manager.

3.03 Qualification, Election and Removal of Managers.

(a)	A Manager may, but shall not be required to, be elected from among the Members. A Manager may be any type of Person.

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(b)	The initial Board of Managers shall consist of three (3) Managers, as set forth in Exhibit B. The number of Managers may be increased or decreased from time to time, without amendment to this Agreement, by vote of the Members as a Majority Matter, at a meeting called expressly for such purpose.

(c)	Managers may be elected, as a Majority Matter, at any meeting of the Members that is called in whole or in part for the purpose of electing one or more Managers. Likewise, a Manager may be removed by the Members as a Majority Matter, with or without cause, at a meeting called expressly for that purpose. If, at the time of any meeting of the Members, there is any vacancy on the Board of Managers, the Members shall, at the meeting, elect one or more Managers to fill the vacancies (or, alternatively, reduce the number of Managers). Each Manager shall be elected by the affirmative vote of Members as a Majority Matter. At each annual meeting of the Members, the Members shall act upon the make-up of the then-existing Board of Directors, either by reaffirming the Board of Managers as it then exists, or by electing additional Managers, or by replacing a Manager or removing a Manager. Further, if, any Manager resigns, is removed, or otherwise vacates the office of Manager, the remaining Manager(s) shall serve until otherwise provided by the Members as a Majority Matter.

3.04 Meetings of Managers.

(a)	Each Manager shall have one vote on each matter coming before the Board of Managers. Any Manager not present at a meeting may vote on any matter by general or specific proxy or by power of attorney directed to a Person present or by specific instructions in writing. A quorum for the transaction of any particular business at a meeting of Managers shall exist if a majority of the Managers then in office are present in person or represented by proxy, power of attorney, or other written instruction. Except as otherwise provided herein, action of the Board of Managers shall be by majority vote of all the Managers then in office.

(b)	Meetings of the Board of Managers shall be called at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board or upon call of the President or a majority of Managers. Members of the Board of Managers may participate in a meeting of the Board by, and the Board may conduct meetings through the use of, any means of communication whereby all persons participating in the meeting can simultaneously hear each other, and participation at the meetings shall constitute presence in person at the meeting, A written record shall be made of any action taken at a meeting conducted by such means of communication.

(c)	The Secretary or any Manager performing the Secretary’s duties shall give not less than 48 hours’ notice in person or by letter or telephone, telegraph, teletype, or other form of wire or wireless communication of all meetings of the Board of Managers, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board.

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(d)	Any action that may be taken at a meeting of the Board of Managers may be taken without a meeting if one or more consents in writing, setting forth the actions that are taken, signed either before or after the action by all of the Managers is delivered to the Secretary or other Manager performing these duties for inclusion in the Company’s records. These actions shall be effective when the last Manager signs the consent, unless the consent specifies a different effective date, in which case the action taken shall be effective on the date specified therein, provided the consent states the date of execution by each Manager. Any such consent shall have the same force and effect as a unanimous vote of the Managers.

3.05 Presumption of Assent. A Manager who is present at a meeting of the Board of Managers when Company action is taken is deemed to have assented to the action taken unless (a) the Manager objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting specified business at the meeting or (b) the Manager votes against, or abstains from, the action taken. The Secretary or any other officer performing the Secretary’s duties shall maintain accurate records of all votes of the Board of Managers.

3.06 Compensation. By resolution of the Board, Managers may be allowed a fee and expenses for attendance at all meetings, as well as discounts and other privileges. Nothing herein shall preclude Managers from serving the Company in other capacities and receiving compensation for those services.

3.07 Third-Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Managers as set forth herein, subject only to the express limitations set forth in this Agreement or by law.

3.08 No Duty to Consult. Except as otherwise provided herein, the Managers shall have no duty or obligation to consult with or seek the advice of the Members in connection with the conduct of the business of the Company.

3.09 Duties of Managers, The Managers will devote such time, effort, and skill in the management of the Company’s business affairs as each deems necessary and proper for the Company’s welfare and success.

3.10 Liability of Managers. So long as the Managers act in good faith with respect to the conduct of the business and affairs of the Company, no Manager shall be liable or accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing that he may do or refrain from doing in connection with the business and affairs of the Company, except for willful misconduct, knowing violation of criminal law, or breach of fiduciary duty, and further except for breaches of contractual obligations or agreements between the Managers and the Company.

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3.11 Appointment of Officers. The Board of Managers is authorized to appoint individuals to serve as officers, with those powers, authority and responsibility as delegated to them by the Board of Managers. It is agreed that Ray Bojanowski will be appointed as the first chief executive of the Company, and will be offered a one-year employment agreement by the Board of Managers. Bojanowski’s employment agreement will be reviewed annually, and will be renewed provided that the Board of Managers is satisfied with Bojanowski’s performance during the prior 12 months. Bojanowski shall recommend subordinate executives for the Company, which shall be subject to ratification by the Board of Managers.

3.12 Removal of Officers; Vacancies. Bojanowski may be removed as chief executive only for good cause as further described in his employment agreement, and only upon majority vote of the Board of Managers. All other officers may be removed, with our without cause, by the Board of Managers. Vacancies will be filled by the Board of Managers, in consultation with the chief executive officer.

3.13 Duties of the Chief Executive, Officer. The chief executive officer shall be primarily responsible for implementing the policies and directives of the Board of Managers. He or she shall have responsibility for the general management and direction of the business and operation of the Company, subject only to the ultimate authority of the Board of Managers. The chief executive officer shall preside over all Company meetings. He or she may sign and execute in leases, contracts and other instruments, which bind the Company, except where the signing and execution thereof shall be expressly reserved by the Board of Managers. In addition, the chief executive officer shall perform such other duties as may be assigned to him or her from time to time by the Board of Managers.

3.14 Duties of other Executives. The duties of all other executives shall be assigned by the chief executive officer. The chief executive officer shall consult with the Board of Managers regarding the naming of subordinate executives and their duties.

3.15 Compensation of Officers. The Board of Managers shall have the authority to fix the compensation of all officers of the Company.

3.16 Indemnification of Managers, Officers, Members. The Company shall indemnify the Board of Managers, and each and every Manager, officer, and Member (each, an “Indemnified Party”) to the full extent permitted by the Act, and as follows. The Company shall indemnify an Indemnified Party who was or is a party to any proceeding, including a derivative proceeding brought by a Member, by reason of the fact that the Indemnified Party is or was a Manager, officer or Member of the Company, against any liability and reasonable expenses (including reasonable attorney fees) incurred by the Indemnified Party in connection with the proceeding unless such Manager, officer or Member, as the case may be, has engaged in willful misconduct, a knowing violation of the criminal law or breach of fiduciary duty. If the Board of Managers determines that the facts then known meet the standards hereunder, the Company shall advance or reimburse the reasonable expenses incurred by an Indemnified Party who is a party to a proceeding in advance of final disposition of the proceeding.

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The Board of Managers shall take such action as is necessary to carry out these indemnification provisions and may adopt, approve, and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ARTICLE IV

MEMBERSHIP INTERESTS, CAPITAL ACCOUNTS,

TAX ALLOCATIONS, DISTRIBUTIONS, ETC.

4.01 Membership Interests. (a) Pursuant to § 13.l-1028(A)(5)(a) and § 13.1-1029 of the Act, the Members state that as of the Effective Date, the agreed upon respective Membership Interests are as set forth in Exhibit A.

4.02 Additional Capital Contributions. No Member shall be required to make any capital contribution in addition to his initial capital contributions. Otherwise, the Members may make additional capital contributions to the Company only if such additional capital contributions are made pro rata by all the Members or the Members consent, as a Unanimous Matter, in writing to any non-pro rata contribution, such writing to include a summary of the substance of the Members discussion relating to this matter and the agreement as to the impact of the non pro-rata contribution on the proportional Membership Interests of the Members. If no such agreement is attempted or reached, the proportional Membership Interests of the newly contributing Member shall be increased pro rata and the other Members’ Membership Interests shall be reduced pro rata.

4.03 Loans to the Company. If the Company has insufficient funds to meet its obligations as they come due and to carry out its routine, day-to-day affairs, then, in lieu of obtaining required funds from third parties or selling its assets to provide required funds, the Company may, but shall not be required to, borrow necessary funds from one or more of the Members, provided that the terms of such borrowing shall be commercially reasonable and the Company shall not pledge its assets to secure such borrowing.

4.04 Distributions. All distributions of cash or other property shall be made to the Members in proportion to their respective Economic Interests and shall be made at such time and in such amounts as determined by the Board of Managers; provided, however, that the following limitations and provisions shall apply:

(a)	No distributions shall be made prior to the payment of Company ordinary and necessary operating expenses and timely repayment of any loans, including loans from Members;

(b)	If, after twelve (12) months following the Effective Date, the Company’s operations are generating positive net income, determined in accordance with generally acceptable accounting principles, the Members and Managers will meet to discuss in good faith the issuance of distributions to the Members, pro rata based upon the then-current Economic Interests, a partial return of the initial capital contributions of the Members.

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(c)	If, after twelve (12) months following the Effective Date, (1) the Company’s operations are generating positive net income, determined in accordance with generally acceptable accounting principles, and (2) Company vendors thereafter pay funds to the Company in the form of “co-op money,” supplier agreement signing bonuses or otherwise (“Vendor Receipts”), then the Members and Managers will meet to discuss in good faith the issuance of distributions to the Members, pro rata based upon the then-current Economic Interests, of such Vendor Receipts.

4.05 Preemptive Right, Dilution of Membership Interest. To the extent a Member decision involves the issuance of new Membership Interests, or admitting a new Member or passive investor (one holding only an Economic interest), the Members of the Company have a preemptive right, granted on uniform terms and conditions, to a fair and reasonable opportunity to exercise the right to acquire proportional amounts of the Company’s Membership Interests. Each Member acknowledges, understands and agrees that, absent exercising such preemptive right, his respective Membership Interest is subject to change and will become diluted or reduced if and when the Company admits a new Member or new passive investor.

4.06 Capital Accounts. Separate Capital Accounts shall be maintained for each Member in accordance with the following provisions. It is the Company’s and Members’ intention to determine and maintain such Capital Accounts in accordance with the rules promulgated under the partnership tax provisions of the Internal Revenue Code, as amended, including without limitation those set forth in the Code of Federal Regulations, 26 CFR 1.704-1 (b)(2)(iv).

(a)	To each Member’s Capital Account there shall be credited the amount of money contributed by him to the Company, the fair market value of non-cash property contributed by him to the Company (net of liabilities that the Company is considered to assume or take subject to), the amount of any Company liabilities that are assumed by such Member, and allocations to him of Company income and gain,

(b)	To each Member’s Capital Account there shall be debited the amount of money distributed to him by the Company, the fair market value of non-cash property distributed to him by the Company (net of liabilities that such partner is considered to assume or take subject to), the amount of any liabilities of such Member that are assumed by the Company, and allocations to him of Company losses.

4.07 Allocations. The Members acknowledge and agree to the following, based on their understanding of the economics of the Company’s capitalization, operations and current financial condition. It is the Members’ intent for the tax allocations set forth herein, including the Loss Allocation Interests, to be consistent with the underlying economic arrangement of the Members and the Company. Specifically, the Members have attempted to align and allocate any economic benefit or economic burden of any such allocation to the Member who has received such economic benefit or has born such economic burden.

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(a)	All items of income, gain, and credit (but not including items of loss or deduction), whether resulting from the Company’s operations or in connection with its dissolution, shall be allocated to the Members for federal, state and local income tax purposes in proportion to their respective Economic Interests.

(b)	All items of loss or deduction, whether resulting from the Company’s operations or in connection with its dissolution or otherwise, shall be allocated to the Members for federal, state and local income tax purposes in proportion to their respective Loss Allocation Interest, as set forth in Exhibit A.

The Members and the Company represent, warrant and covenant to the following:

(c)	That the Capital Accounts have been and shall be determined and maintained in accordance with Section 4.06 above;

(d)	Upon liquidation of the Company (or any Member’s Membership Interest), liquidating distributions shall be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company taxable year during which such liquidation occurs; and

(e)	If, upon liquidation of any Member’s Membership Interest, such Member has a deficit balance in his Capital Account following the liquidation of his Membership Interest as determined after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs, he is unconditionally obligated to restore the amount of such deficit balance to the Company by the end of such taxable year or, if later, within 90 days after the date of such liquidation, which amount shall, upon liquidation of the Company, be paid to creditors of the Company or distributed to other Members in accordance with their positive Capital Account balances.

4.08 Effect of Sale or Exchange. In the event of a permitted sale or other transfer of a Membership Interest in the Company, the capital contributions of the transferor (the selling party) shall become the capital contributions of the transferee (the buying party) to the extent they relate to the transferred Membership Interest.

4.10 Resignation of Member as “Member.” Any Member may elect to resign from Membership in the Company upon ninety days written notice to the Company. On the next day following the completion of the ninety-day period, the former Member no longer has any right to participate in the management and affairs of the Company or to vote on Company matters in the capacity of Member, and the former Member shall continue to own an Economic Interest, but not a Participation Interest, and shall be a passive investor in the Company with solely economic rights.

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4.11 Expulsion of a Member as “Member”. A Member may be expelled from the Company upon unanimous decision of the other Member(s) based upon default by such Member of any of his obligations hereunder if such default continues for thirty (30) days after notice by the Company. Subsequent to such Expulsion, the former Member no longer has any right to participate in the management and affairs of the Company or to vote on Company matters in the capacity of Member, and the former Member shall continue to own an Economic Interest, but not a Participation Interest, and shall be a passive investor in the Company with solely economic rights. Further, the Members’ respective Loss Allocation Interest shall remain the same as it was at the effective date of the expulsion.

ARTICLE V

TRANSFER OF MEMBERSHIP INTERESTS

5.01 Transfer of Membership Interest. The Members have entered into that certain BUY/SELL AGREEMENT dated of even date herewith, containing, among other things, terms relating to transfer of Membership Interest, including restrictions thereof. It is the intent of the Members that this Agreement and the BUY/SELL AGREEMENT work in conjunction with each other to accomplish the elements of each of such Agreements.

ARTICLE VI

DISSOLUTION AND TERMINATION

6.01 Events of Dissolution. The Company shall be dissolved upon the first to occur of the following:

(a)	Any event that under the Act or the Articles requires dissolution of the Company, provided that the death, resignation, retirement, Expulsion, bankruptcy, or dissolution of a Member or occurrence of any other event that terminates the continued membership of a Member in the Company shall not cause the dissolution of the Company;

(b)	The written consent of the Members to the dissolution of the Company, as a Unanimous Matter; and

(c)	The entry of a decree of judicial dissolution of the Company as provided in the Act.

6.02 Liquidation. Upon the dissolution of the Company, it shall wind up its affairs and distribute its assets in accordance with the Act by either or a combination of both of the following methods as the Members shall determine:

(a)	Selling the Company’s assets and, after the payment of Company liabilities, distributing the net proceeds therefrom to the Members or successors or assigns in proportion to their Economic Interests and in satisfaction thereof; and/or

(b)	Distributing the Company’s assets to the Members or successors or assigns in kind with each Member or successors or assigns accepting an undivided interest in the Company’s assets, subject to its liabilities, in satisfaction of his Economic Interest. The interest conveyed to each Member in such assets shall constitute a percentage of the entire interests in such assets equal to such Member’s Economic Interest.

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6.03 Orderly Liquidation. A reasonable time as determined by the Manager not to exceed three (3) months shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to the creditors so as to minimize any losses attendant upon dissolution.

6.04 Liquidating Distributions. Upon liquidation, the Company assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities, provided the provisions of Section 4.07 are also complied with:

(a)	First, to the payment of the debts and liabilities of the Company and the expenses of liquidation, including a sales commission to the selling agent, if any; then

(b)	Second, to the setting up of any reserves that the Managers (or the Person or Persons carrying out the liquidation) deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. At the expiration of such period as the Managers (or the Person or Persons carrying out the liquidation) shall deem advisable, but in no event to exceed 18 months, the Company shall distribute the balance thereof in the manner provided in the following subsection; then

(c)	Third, to the Members or successors or assigns in proportion to their respective Economic Interest.

(d)	In the event of a distribution in liquidation of the Company’s property in kind, the fair market value of such property shall be determined by a qualified and disinterested appraiser, selected by the Managers (or the Person or Persons carrying out the liquidation), and each Member shall receive an undivided interest in such property equal to the portion of the proceeds to which he would be entitled under the immediately preceding subsection if such property were sold at such fair market value.

6.05 No Recourse Against Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of his capital contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the capital contribution of each Member, such Member shall have no recourse against any other Member,

ARTICLE VII

SECURITIES LAWS MATTERS

7.01 Membership Interests Not Registered. The statements set forth in this Article do not denote a conclusion or admission on the part of any Member that an Membership Interest is a “security” as such term is defined under relevant securities laws. Each Member understands that the Membership Interests have not been registered under the Securities Act of 1933, as amended, or the Virginia Securities Act. Each Member further understands that the Membership Interests may not be sold, transferred, or otherwise disposed of, without such registration or without the availability of an exemption from such registration requirements, as well as other transfer restrictions as set forth in this Agreement.

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7.02 Successor Bound By This Agreement; PUT ON NOTICE. Each subsequent Member, holder of an Membership Interest, other successor in interest, or any other transferee of an Membership Interest shall be bound by, and to take the transferred Membership Interest subject to the obligations, conditions, and restrictions in this or a properly executed amended Agreement, as same applies to Members and their respective Membership, and such subsequent Member or successor in interest is hereby expressly put on notice as to the following:

THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE MEMBERSHIP INTERESTS MAY ONLY BE TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EFFECTIVE REGISTRATIONS THEREUNDER. THE GIFT, SALE, PLEDGE, TRANSFER, OR ENCUMBRANCE OF THE MEMBERSHIP INTERESTS IS RESTRICTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT BY AND BETWEEN THE MEMBERS.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.01 Attorney Fees. In the event any Member brings an action to enforce any provisions of this Operating Agreement against the Company or any other Member, whether such action is at law, in equity or otherwise, the prevailing party shall be entitled, in addition to any other rights or remedies available to it, to collect from the non-prevailing party or parties the reasonable costs and expenses incurred in the investigation preceding such action and the prosecution of such action, including but not limited to reasonable attorney fees and court costs.

8.02 Notices. Whenever, under the provisions of the Act or other law, the Articles or this Operating Agreement, notice is required to be given to any Person, such notice shall be in writing, and may be delivered by personal delivery, by U.S. mail at the address as it appears on the records of the Company from time to time, or by electronic mail to the last known email address of such recipient Person. Any Person may change his address as shown on the records of the Company by delivering written notice to the Company in accordance with this Section. Any requirement hereunder requiring written notice or consent shall be valid if such notice or consent is provided by electronic mail.

8.03 Application of Virginia Law. This Operating Agreement, and the interpretation hereof, shall be governed exclusively by its terms and by the laws of the Commonwealth of Virginia, without reference to its choice of law provisions, and specifically the Act.

8.04 Amendments. No amendment or modification of this Operating Agreement shall be effective except upon the written consent of the Members as a Unanimous Matter.

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8.05 Construction, Whenever the singular number is used in this Operating Agreement, and when required by the context the same shall include the plural. Likewise, when pronouns and/or gender terms are used, when required by the context the same shall include other pronouns and gender. This Agreement has been initially prepared by Kris R. Keeney, PC “Digitalaw,” a Professional Corporation, as counsel to Member RoomStore, Inc., after full disclosure of its representation of Member RoomStore, Inc. Each of the Members has reviewed the contents of this Agreement and fully understands its terms. This Agreement shall be deemed to have been jointly drafted by the parties, and in construing and interpreting this Agreement, no provision shall be construed and interpreted for or against any of the parties merely because such provision or any other provision of this Agreement is purportedly prepared or requested by such party or such party’s counsel.

8.06 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Operating Agreement or any provision hereof.

8.07 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

8.08 Rights and Remedies. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise. Upon breach of this Agreement, the non-breaching party may seek monetary damages in addition to equitable relief or other remedy or relief available under law or equity.

8.09 Severability. If any provision of this Operating Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

8.10 Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors, and assigns.

8.11 Creditors. No Third Party Beneficiaries. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor or relative of the Company or Member. It is not intended that this Agreement be for the benefit of any third party, and nothing herein shall be construed so as to provide a benefit to any party other than the Members or the Company. This Agreement is not intended to and shall not confer upon any other Person or business entity, other than the parties hereto, any rights or remedies with respect to the subject matter of this Agreement.

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8.12 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.13 Entire Agreement. This Operating Agreement sets forth all of the promises, agreements, conditions, and understandings between the parties respecting the subject matter hereof and supersedes all prior negotiations, conversations, discussions, correspondence, memoranda, and agreements between the parties concerning such subject matter.

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SIGNATURES NEXT PAGE

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AGREED

The undersigned, being all the Members of the Company, hereby agree, acknowledge, and certify that the foregoing Operating Agreement constitutes the sole and entire Operating Agreement of the Company, unanimously adopted by the Members of the Company as of the Effective Date.

MEMBERS:

ROOMSTORE, INC. a Virginia corporation		MR, RAY BOJANOWSKI an individual

By:	/s/ Curtis C. Kimbrell	/s/ Ray T. Bojanowski
Name:	Curtis C. Kimbrell
Title:	CEO President

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EXHIBIT A

Member	**********	Participation Interest Percentage	Economic Interest Percentage	Loss Allocation Interest Percentage
RoomStore, Inc., a Virginia Corporation	**********	75%	75%	75%
Ray Bojanowski, an individual	**********	25%	25%	25%
Total	**********	100%	100%	100%

EXHIBIT B

Initial Board of Managers

Curtis C. Kimbrell	President and CEO of RoomStore, Inc.
Ray Bojanowski	CEO of Mattress Discounters Group, LLC
Ronald Kaplan	President of Kaplan Consulting